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                       [Letterhead of Dilworth Paxson LLP]

DIRECT DIAL NUMBER:
(215) 575-7000


                                  July 7, 2000





U.S. Interactive, Inc.
2012 Renaissance Boulevard
King of Prussia, PA 19406


Re: Amended and Restated 2000 Performance Incentive
          Plan of U.S. Interactive, Inc.
    Amended and Restated 1998 Performance Incentive
          Plan of U.S. Interactive, Inc.
    Soft Plus, Inc. 1997 Stock Plan
          (formerly Amended and Restated 1994 Stock Plan)
    Soft Plus, Inc. 1999 Stock Option Plan
    Soft Plus, Inc. 1999 Stock Plan
    U.S. Interactive Employee Stock Purchase Plan
    Registration Statement on Form S-8
    ---------------------------------------------------------------------------

Ladies and Gentlemen:

         As counsel for U.S. Interactive, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the offer and sale of a total of up to 7,376,277 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), which may be issued, as follows: (i) pursuant to the Amended and Restated 2000 Performance Incentive Plan of U.S. Interactive, Inc. (the "2000 Incentive Plan") 1,500,000 Shares; (ii) pursuant to the Amended and Restated 1998 Performance Incentive Plan of U.S. Interactive, Inc. (the "1998 Incentive Plan") an additional 3,500,000 Shares; (iii) pursuant to the Soft Plus, Inc. 1997 Stock Plan (formerly Amended and Restated 1994 Stock Plan) (the "1997 Plan") 391,331 Shares; (iv) pursuant to the Soft Plus, Inc. 1999 Stock Option Plan (the "1999 SOP") 339,293 Shares; (v) pursuant to the Soft Plus, Inc. 1999 Stock Plan (the "1999 Plan") 645,653 Shares; and (vi) pursuant to the U.S. Interactive Employee Stock Purchase Plan (the "ESPP") 1,000,000 Shares (such plans being referred to collectively as the "Plans"), which are or may become issuable upon exercise of options granted or which may be granted or otherwise issuable under the Plans. The number of shares of common stock which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the related Plans.

         The Shares are the subject of a Registration Statement on Form S-8 (the "Registration Statement") which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on or about July 7, 2000. (Said Registration Statement on Form S-8 is referred to hereinafter as the "Registration Statement.")

         The Registration Statement incorporates by reference the Company's Registration Statement on Form S-8 (Reg. No. 333-88033) relating to certain shares of common stock issuable under the 1998 Incentive Plan. (This Registration Statement on Form S-8 is referred to below as the "Incorporated Registration Statement.") We understand that the Incorporated Registration Statement remains in full force and effect.



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         In rendering this opinion, we have examined: (i) the Amended and
Restated Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the 2000 Incentive Plan and authorizing the issuance of 1,500,000 Shares pursuant to the 2000 Incentive Plan; (iii) the resolutions and related minutes of the Company's Board of Directors respectively adopting and amending the 1998 Incentive Plan and authorizing the issuance of an additional 3,500,000 Shares pursuant to the 1998 Incentive Plan; (iv) the resolutions and related minutes of the Company's Board of Directors respectively adopting 1997 Plan and authorizing the issuance of 391,331 Shares pursuant to the 1997 Plan; (v) the resolutions and related minutes of the Company's Board of Directors respectively adopting 1999 SOP and authorizing the issuance of 339,293 Shares pursuant to the 1999 SOP; (vi) the resolutions and related minutes of the Company's Board of Directors respectively adopting 1999 Plan and authorizing the issuance of 645,653 Shares pursuant to the 1999 Plan; (vii) the resolutions and related minutes of the Company's Board of Directors respectively adopting ESPP and authorizing the issuance of 1,000,000 Shares pursuant to the ESPP; (viii) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (iv) the Registration Statement; and (ix) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the terms of the Plans (including the terms of any options granted thereunder), after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

         We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Dilworth Paxson LLP
                                                     -------------------------
                                                     DILWORTH PAXSON LLP



cc:      Lawrence F. Shay, General Counsel
          and Senior Vice President, Legal and
          Corporate Affairs, U.S. Interactive, Inc.